ARK FUNDS
                             DISTRIBUTION AGREEMENT

         AGREEMENT made as of the 1st day of January, 2002, by and between ARK Funds, a Massachusetts business trust, with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Trust"), and ARK Funds Distributors, LLC, a Delaware limited liability company and affiliate of Forum Financial Group, LLC, with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Distributor").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest ("Shares") in separate series and classes; and

         WHEREAS, the Distributor is registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other financial intermediaries; and

         WHEREAS, the Trust offers Shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 12, being herein referred to as a "Fund," and collectively as the "Funds") and the Trust offers Shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes"); and

         WHEREAS, the Trust desires that the Distributor offer, as principal underwriter, the Shares of each Fund and Class thereof to the public and the Distributor is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Funds and facilitate the distribution of the Shares;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Distributor hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust hereby appoints the Distributor, and the Distributor hereby agrees to act, as distributor of the Shares for the period and on the terms set forth in this Agreement.

         (b) In connection therewith, the Trust has delivered to the Distributor copies of: (i) the Trust's declaration of trust and bylaws (collectively, as amended from time to time, "Organic Documents"): (ii) the Trust's registration statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended ("Securities Act"), or the 1940 Act ("Registration Statement"); (iii) the current prospectuses and statements of additional information of each Fund and Class thereof (collectively, as currently in effect and as amended or supplemented, the "Prospectus"); (iv) each

                                      -B1-
current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"); and (v) all procedures adopted by the Trust with respect to the Funds (e.g., repurchase agreement procedures), and shall promptly furnish the Distributor with all amendments of or supplements to the foregoing. The Trust shall deliver to the Distributor: (x) a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing the Distributor and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the Funds; and (z) any other documents, materials or information that the Distributor shall reasonably request to enable it to perform its duties pursuant to this Agreement.

         SECTION 2.  EXCLUSIVE NATURE OF DUTIES

         The Distributor shall be the exclusive representative of the Trust to act as distributor of the Funds except that the rights given under this Agreement to the Distributor shall not apply to: (i) Shares issued in connection with the merger, consolidation or reorganization of any other investment company or series or class thereof with a Fund or Class thereof; (ii) a Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or series or class thereof; (iii) the reinvestment in Shares by a Fund's shareholders of dividends or other distributions; or (iv) any other offering by the Trust of securities to its shareholders (collectively "exempt transactions").

         SECTION 3.  OFFERING OF SHARES

         (a) The Distributor shall have the right to buy from the Trust the Shares needed to fill unconditional orders for unsold Shares of the Funds as shall then be effectively registered under the Securities Act placed with the Distributor by investors or selected dealers or selected agents (each as defined in Section 11 hereof) acting as agent for their customers or on their own behalf. Alternatively, the Distributor may act as the Trust's agent, to offer, and to solicit offers to subscribe to, unsold Shares of the Funds as shall then be effectively registered under the Securities Act. The Distributor will promptly forward all orders and subscriptions to the Trust. The price that the Distributor shall pay for Shares purchased from the Trust shall be the net asset value per Share, determined as set forth in Section 3(c) hereof, used in determining the public offering price on which the orders are based. Shares purchased by the Distributor are to be resold by the Distributor to investors at the public offering price, as set forth in Section 3(b) hereof, or to selected dealers or selected agents acting as agent for their customers that have entered into agreements with the Distributor pursuant to Section 11 hereof or acting on their own behalf. The Trust reserves the right to sell Shares directly to investors through subscriptions received by the Trust, but no such direct sales shall affect the sales charges due to the Distributor hereunder.

         (b) The public offering price of the Shares of a Fund, i.e., the price per Share at which the Distributor or selected dealers or selected agents may sell Shares to the public or to those persons eligible to invest in Shares as described in the applicable Prospectus, shall be the public offering price determined in accordance with the then currently effective Prospectus of the Fund or Class thereof under the Securities Act relating to such Shares. The public offering price shall

                                      -B2-
not exceed the net asset value at which the Distributor, when acting as principal, is to purchase such Shares, plus, in the case of Shares for which an initial sales charge is assessed, an initial charge equal to a specified percentage or percentages of the public offering price of the Shares as set forth in the current Prospectus relating to the Shares. In the case of Shares for which an initial sales charge may be assessed, Shares may be sold to certain classes of persons at reduced sales charges or without any sales charge as from time to time set forth in the current Prospectus relating to the Shares. The Trust will advise the Distributor of the net asset value per Share at each time as the net asset value per Share shall have been determined by the Trust and at such other times as the Distributor may reasonably request.

         (c) The net asset value per Share of each Fund or Class thereof shall be determined by the Trust, or its designated agent, in accordance with and at the times indicated in the applicable Prospectus in accordance with the method set forth in the Prospectus and guidelines established by the Board.

         (d) The Trust reserves the right to suspend the offering of Shares of a Fund or of any Class thereof at any time in the absolute discretion of the Board, and upon notice of such suspension the Distributor shall cease to offer Shares of the Funds or Classes thereof specified in the notice.

         (e) The Trust, or any agent of the Trust designated in writing to the Distributor by the Trust, shall be promptly advised by the Distributor of all purchase orders for Shares received by the Distributor and all subscriptions for Shares obtained by the Distributor as agent shall be directed to the Trust for acceptance and shall not be binding until accepted by the Trust. Any order or subscription may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Trust or its designated agent will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Trust or its designated agent of payment thereof, will issue such Shares in certificated or uncertificated form pursuant to the instructions of the Distributor. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust or its designated agent.

         SECTION 4.  REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST

         (a) Any of the outstanding Shares of a Fund or Class thereof may be tendered for redemption at any time, and the Trust agrees to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Organic Documents and the Prospectus relating to the Shares. The price to be paid to redeem or repurchase the Shares of a Fund or Class thereof shall be equal to the net asset value calculated in accordance with the provisions of Section 3(b) hereof less any deferred sales charges, redemption fees or other applicable fees or expenses as set forth in the current Prospectus.

         (b) The Trust or its designated agent shall pay (i) the total amount of the redemption price consisting of the redemption price (after applicable redemption or other fees) less any applicable deferred sales charge to the redeeming shareholder or its agent and (ii) except as may be otherwise required by the Conduct Rules (the "Rules") of the National Association of

                                      -B3-

Securities Dealers, Inc. (the "NASD") and any interpretations thereof, any applicable deferred sales charges to the Distributor in accordance with the Distributor's instructions on or before the fifth business day (or such other earlier business day as is customary in the investment company industry) subsequent to the Trust or its agent having received the notice of redemption in proper form.

         (c) Redemption of Shares or payment therefor may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Trust of securities owned by a Fund is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of a Fund's net assets, or during any other period when the SEC so requires or permits.

         SECTION 5.  DUTIES AND REPRESENTATIONS OF THE DISTRIBUTOR

         (a) The Distributor shall use reasonable efforts to sell Shares of the Funds upon the terms and conditions contained herein and in the then current Prospectus. The Distributor shall devote reasonable time and effort to effect sales of Shares but shall not be obligated to sell any specific number of Shares. The Distributor shall not be required to register as a broker-dealer or file a consent to service of process in any State (as defined in Section 6(c)) when it determines that it would be uneconomical for it to do so, or to maintain its registration in any jurisdiction in which it is now registered when it determines that it would be uneconomical for it to do so, provided that the Distributor will notify the Trust of its determination not to register or to cease maintaining registration in advance of any required filing or renewal date. Other than services performed in the name or on behalf of "ARK Funds Distributors, LLC", which are exclusive to the Trust, the services of the Distributor to the Trust hereunder are not to be deemed exclusive, and nothing herein contained shall prevent affiliates of the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby. Furthermore, subject to the foregoing, nothing herein contained shall prevent any individual performing the subject services in the name or on behalf of "ARK Funds Distributors, LLC" from performing such services as an employee of any affiliate of the Distributor under a like arrangement with another investment company.

         (b) In selling Shares of the Funds, the Distributor shall conform in all material respects with the requirements of all federal and state laws relating to the sale of the Shares. None of the Distributor, any selected dealer, any selected agent or any other person is authorized by the Trust to give any information or to make any representations other than as is contained in a Fund's Prospectus or any advertising materials or sales literature specifically approved in writing by the Trust or its agents.

         (c) The Distributor shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD.

                                      -B4-

         (d) The Distributor shall attempt to maintain active selected dealer, selected agent, shareholder servicing agreements and other related agreements related to the distribution or servicing of the Funds with financial intermediaries ("Dealers") who, prior to the Distributor entering into this Agreement, acted in similar capacities for a Fund, and assist the investment adviser to the Fund (the "Adviser") in obtaining additional agreements with broker-dealers and other financial intermediaries.

         (e) The Distributor shall track and maintain appropriate information with respect to payments made by each Fund under Rule 12b-1 under the 1940 Act and other payments as required to ensure compliance with the Conduct Rules of the NASD.

         (f) The Distributor shall maintain membership with the National Securities Clearing Corporation ("NSCC") and any other similar successor organization with respect to the Funds so as to enable the Shares to be traded through FundSERV and negotiate and execute appropriate agreements related thereto with NSCC.

         (g) The Distributor shall pay to Dealers or direct the Funds' transfer agent to pay to Dealers front-end commissions (if not deducted from the offering price by a Dealer), other up-front payments with respect to the sale of Shares (for instance, payments with respect to the sale of Shares that have back-end commissions) and other payments as may be properly disclosed in a Fund's Prospectus (collectively, "Dealer Distribution Payments").

         (h) The Distributor shall maintain appropriate records with respect to Dealer Distribution Payments, including records with respect to the financing of up-front payments to Dealers with respect to the sale of Shares that have back-end commissions and prepare pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections related to Dealer Distribution Payments on a periodic basis as agreed with the Trust.

     (i)  The Distributor represents and warrants to the Trust that:

     (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

     (ii) It is duly qualified to carry on its business in the State of Maine;

     (iii)It is empowered under applicable laws and by its operating agreement to enter into this Agreement and perform its duties under this Agreement;

     (iv) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

     (v) It has access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

     (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Distributor, enforceable against the Distributor in accordance

                                      -B5-
          with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

     (vii)It is registered under the 1934 Act with the SEC as a broker-dealer, it is a member in good standing of the NASD, it will abide by the rules and regulations of the NASD, and it will notify the Trust if its membership in the NASD is terminated or suspended.

         (j) Notwithstanding   anything  in  this  Agreement,   including  the
Appendices, to the contrary, the Distributor makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 11 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

         (k) The Distributor acknowledges that the Trust owns the tradename and trademark rights to the designations "ARK Funds", "ARK Funds Distributors, LLC", "ARK Funds Distributors" and all logos, graphic designs, names and marks derived therefrom, whether or not currently used in commerce by the Trust (such rights being hereinafter individually and collectively referred to as the "ARK Funds marks"). Subject to the terms and conditions of this Agreement, the Trust hereby grants to the Distributor and its affiliates a non-transferable, non-exclusive license to use the ARK Funds marks in connection with the distribution, marketing and promotion of the Trust and in connection with making such disclosures about the Trust as may be required under any applicable law, rules, regulations or provisions of this Agreement.

         SECTION 6.  DUTIES AND REPRESENTATIONS OF THE TRUST

         (a) The Trust shall furnish to the Distributor copies of all financial statements and other documents to be delivered to shareholders or investors at least two Fund business days prior to such delivery and shall furnish the Distributor copies of all other financial statements, documents and other papers or information which the Distributor may reasonably request for use in connection with the distribution of Shares. The Trust shall make available to the Distributor the number of copies of the Funds' Prospectuses as the Distributor shall reasonably request.

         (b) The Trust shall take, from time to time, subject to the approval of the Board and any required approval of the shareholders of the Trust, all action necessary to fix the number of authorized Shares (if such number is not unlimited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

         (c) The Trust shall execute any and all documents, furnish to the Distributor any and all information, otherwise use its best efforts to take all actions that may be reasonably necessary and cooperate with the Distributor in taking any action as may be necessary to register or qualify Shares for sale under the securities laws of the various states of the United States and other jurisdictions ("States") as the Distributor shall designate (subject to approval by the Trust). Any registration or qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. The Distributor shall furnish such information and other material relating to its

                                      -B6-
affairs and activities as may be required by the Trust in connection with such registration or qualification. The Trust shall adopt a resolution or otherwise authorize the Distributor to execute appropriate documents to affect the registration of the Shares in the States. Appendix B contains a form of resolution.

         (d) In order for the Distributor to perform its duties hereunder, the Funds shall cause their transfer agent, where necessary or appropriate, (i) to withhold from redemption proceeds payable to holders of Shares of the Funds and the Classes thereof, all contingent deferred sales charges ("CDSCs") properly payable by the shareholders in accordance with the terms of the applicable Prospectus and pay such amounts to the Distributor as promptly as possible after the settlement date for each redemption of Shares, (ii) to pay to the Distributor all initial sales charges (net of dealer reallowances) and to the various selected dealers and selected agents their applicable reallowances,
(iii) to pay to the various selected dealers and selected agents their applicable distribution, service or other trail payments, and (iv) to provide the Distributor with any information that may be necessary for the Distributor to perform its duties under this Agreement.

     (e) The Trust represents and warrants to the Distributor that:

     (i) It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;

     (ii) It is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

     (iii) All proceedings required by the Organic Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

     (iv) It is an open-end management investment company registered with the SEC under the 1940 Act;

     (v) Except as disclosed in the Registration Statement, all Shares, when issued, shall be validly issued, fully paid and non-assessable;

     (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

     (vii) The Registration Statement is currently effective and the Trust will use best efforts to cause the Registration Statement to remain effective with respect to all Shares of the Funds and Classes thereof being offered for sale;

     (viii)  The Registration  Statement and Prospectuses  have been or will be,  as the  case  may  be,  carefully  prepared  in  conformity  with  the
     requirements   of  the  Securities  Act  and  the  rules  and   regulations
     thereunder;

                                      -B7-

     (ix) The Registration Statement and Prospectuses contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder; all statements of fact contained or to be contained in the Registration Statement or Prospectuses are or will be true and correct in all material respects at the time indicated or on the effective date as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares, except that no representation is made with respect to information furnished to the Trust by the Distributor or an affiliate expressly for use in the Registration Statement or Prospectus.

     (x) It will from time to time amend its Registration Statement or Prospectuses as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectuses at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares ("Required Amendments");

     (xi) It shall not file any amendment to the Registration Statement or Prospectuses without giving the Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to the Registration Statement or Prospectuses, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional; and

     (xii) Any amendment to the Registration Statement or Prospectuses hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder; all statements of fact contained in the Registration Statement or Prospectuses will be true and correct in all material respects at the time indicated or on the effective date as the case may be; and no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

         SECTION 7.  STANDARD OF CARE

         (a) The Distributor shall use its best judgment and efforts in rendering services to the Trust under this Agreement but shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by the Distributor in writing. The Distributor shall not be liable to the Trust or any of the Trust's shareholders for any error of judgment or mistake of law, for any loss arising out of any investment, or for any action or inaction of the Distributor in the absence of bad faith, willful misfeasance or gross negligence in the performance of the Distributor's duties or obligations under this Agreement or by reason or the Distributor's reckless disregard of its duties and obligations under this Agreement.

                                      -B8-

     (b) The Distributor shall not be liable for any action taken or failure to act in good faith reliance upon:

     (i) the advice of the Trust or of counsel, who may be counsel to the Trust or counsel to the Distributor;

     (ii) any oral or electronic instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such instruction. Provided that the Distributor has such reasonable belief, the Distributor shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction;

     (iii) any written instruction of the Trust or persons authorized by the Board to give such oral instruction or any certified copy of any resolution of the Board, and the Distributor may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by the Distributor to have been validly executed; or

     (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by the Distributor to be genuine and to have been signed or presented by the Trust or other proper party or parties;

and the Distributor shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral, electronic or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which the Distributor reasonably believes in good faith to be genuine.

         (c) The Distributor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical or other breakdown of the securities markets, flood or catastrophe, acts of God, insurrection, war, terrorism, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent the Distributor's obligations hereunder are to oversee or monitor the activities of third parties, the Distributor shall not be liable for any failure or delay in the performance of the Distributor's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with the Distributor.

         SECTION 8.  INDEMNIFICATION

         (a) The Trust will indemnify, defend and hold the Distributor, its employees, agents, directors and officers and any person who controls the Distributor within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act (the "Distributor Indemnitees") free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and

                                      -B9-
character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) which any Distributor Indemnitee may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon
(A) the Distributor's actions taken or failures to act with respect to a Fund that are taken (or not taken, as the case may be) in the absence of bad faith, willful malfeasance and negligence or based, if applicable, on good faith reliance upon an item described in Section 7(b), or (B) any alleged untrue statement of a material fact contained in the Registration Statement or the Prospectuses or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust in connection with the preparation of the Registration
Statement or exhibits to the Registration Statement by or on behalf of the Distributor (collectively, "Distributor Claims").

         After receipt of the Distributor's notice of termination under Section 14(f), the Trust shall indemnify and hold each the Distributor Indemnitee free and harmless from and against any the Distributor Claim; provided, that the term Distributor Claim for purposes of this sentence shall mean any Distributor Claim related to the matters for which the Distributor has requested amendment to the Registration Statement and for which the Trust has not filed a Required Amendment, regardless of with respect to such matters whether any statement in or omission from the Registration Statement was made in reliance upon, or in conformity with, information furnished to the Trust by or on behalf of the Distributor.

         (b) The Trust may assume the defense of any suit brought to enforce any Distributor Claim and may retain counsel chosen by the Trust and approved by the Distributor, which approval shall not be withheld unreasonably. The Trust shall advise the Distributor that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim. If the Trust assumes the defense of any such suit and retains counsel, the defendants shall bear the fees and expenses of any additional counsel that they retain. If the Trust does not assume the defense of any such suit, or if the Distributor does not approve of counsel chosen by the Trust or has been advised that it may have available defenses or claims that are not available to or conflict with those available to the Trust, the Trust will reimburse any Distributor Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains, provided that the Distributor Indemnitees shall be limited to one additional law firm. A Distributor Indemnitee shall not settle or confess any claim without the prior written consent of the Trust, which consent shall not be unreasonably withheld or delayed.

         (c) The Distributor will indemnify, defend and hold the Trust and its several officers and trustees (collectively, the "Trust Indemnitees"), free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith), but only to the extent that such claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses result from, arise out of or are based upon:

                                     -B10-

         (i) any alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any alleged omission of a material fact required to be stated or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in writing in connection with the preparation of the Registration Statement or Prospectus by or on behalf of the Distributor; or

         (ii) any act of, or omission by, the Distributor or its sales representatives that does not conform to the standard of care set forth in Section 7 of this Agreement (collectively, "Trust Claims").

         (d) The Distributor may assume the defense of any suit brought to enforce any Trust Claim and may retain counsel chosen by the Distributor and approved by the Trust, which approval shall not be withheld unreasonably. The Distributor shall advise the Trust that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim. If the Distributor assumes the defense of any such suit and retains counsel, the defendants shall bear the fees and expenses of any additional counsel that they retain. If the Distributor does not assume the defense of any such suit, or if the Trust does not approve of counsel chosen by the Distributor or has been advised that it may have available defenses or claims that are not available to or conflict with those available to the Distributor, the Distributor will reimburse any Trust Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains, provided that Trust Indemnitees shall be limited to one additional law firm. A Trust Indemnitee shall not settle or confess any claim without the prior written consent of the Distributor, which consent shall not be unreasonably withheld or delayed.

         (e) The Trust's and the Distributor's obligations to provide indemnification under this section is conditioned upon the Trust or the Distributor receiving notice of any action brought against a Distributor Indemnitee or Trust Indemnitee, respectively, from the person against whom such action is brought within twenty (20) days after the summons or other first legal process is served. Such notice shall refer to the person or persons against whom the action is brought. The failure to provide such notice shall not relieve the party entitled to such notice of any liability that it may have to any Distributor Indemnitee or Trust Indemnitee except to the extent that the ability of the party entitled to such notice to defend such action has been materially adversely affected by the failure to provide notice.

         (f) The provisions of this section and the parties' representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Distributor Indemnitee or Trust Indemnitee and shall survive the sale and redemption of any Shares made pursuant to subscriptions obtained by the Distributor. The indemnification provisions of this section will inure exclusively to the benefit of each person that may be a Distributor Indemnitee or Trust Indemnitee at any time and their respective successors and assigns (it being intended that such persons be deemed to be third party beneficiaries under this Agreement).

                                     -B11-

         (g) Each party agrees promptly to notify the other party of the commencement of any litigation or proceeding of which it becomes aware arising out of or in any way connected with the issuance or sale of Shares.

         (h) Nothing contained herein shall require the Trust to take any action contrary to any provision of its Organic Documents or any applicable statute or regulation or shall require the Distributor to take any action contrary to any provision of its governing documents or any applicable statute or regulation; provided, however, that neither the Trust nor the Distributor may amend their governing documents in any manner that would result in a violation of a representation or warranty made in this Agreement.

         (i) Nothing contained in this section shall be construed to protect the Distributor against any liability to the Trust or its security holders to which the Distributor would otherwise be subject by reason of its failure to satisfy the standard of care set forth in Section 7 of this Agreement.

         SECTION 9.  NOTIFICATION BY THE TRUST

         The Trust shall advise the Distributor immediately: (i) of any request by the SEC for amendments to the Trust's Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Trust's Registration Statement or any Prospectus or the initiation of any proceedings for that purpose; (iii) of the happening of any material event which makes untrue any statement made in the Trust's Registration Statement or then current Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and (iv) of all action of the SEC with respect to any amendments to the Trust's Registration Statement or Prospectus which may from time to time be filed with the SEC under the 1940 Act or the Securities Act.

         SECTION 10.  COMPENSATION AND EXPENSES

         (a) In consideration of the Distributor's services in connection with the distribution of Shares of each Fund and Class thereof, the Distributor shall receive the charges (including contingent deferred sales charge ("CDSC") and fees (including "Distribution Fees" and "Shareholder Service Fees") as specified on Appendix A hereto. The Distribution Fee and Shareholder Service Fee shall be accrued daily by each applicable Fund or Class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month but in any event on or before the fifth (5th) Fund business day after month-end, at the rate or in the amounts set forth in Appendix A and, as applicable, the Plans.

         (b) Except as specified in Sections 8 and 10(a) and Appendix A, the Distributor shall be entitled to no compensation or reimbursement of expenses for the services provided by the Distributor pursuant to this Agreement. The Distributor may receive compensation from the Trust's investment adviser related to its services hereunder or for additional services all as may be agreed to between the investment adviser and the Distributor.

                                     -B12-

         (c) The Trust shall bear the cost and expenses: (i) of the registration of the Shares for sale under the Securities Act; (ii) of the registration or qualification of the Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Trust, the Funds or the Classes thereof (but not the Distributor) as an issuer or as a broker or dealer, in such States as shall be selected by the Trust and the Distributor pursuant to Section 6(c) hereof; and (iv) payable to each State for continuing registration or qualification therein until the Trust decides to discontinue registration or qualification pursuant to Section 6(c) hereof. The Distributor shall pay all expenses relating to the Distributor's broker-dealer qualification.

         SECTION 11.  SELECTED DEALER AND SELECTED AGENT AGREEMENTS

         The Distributor shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be paid to the selected dealers or selected agents; provided, that the Trust shall approve the forms of agreements with selected dealers or selected agents and shall review the compensation set forth therein. Shares of each Fund or Class thereof shall be resold by selected dealers or selected agents only at the public offering prices set forth in the Prospectus relating to the Shares. Within the United States, the Distributor shall offer and sell Shares of the Funds only to such selected dealers as are members in good standing of the NASD.

         SECTION 12.  ADDITIONAL FUNDS AND CLASSES

         In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, automatically shall become Funds and Classes under this Agreement. The Distributor or the Trust may elect not to make any such series or classes subject to this Agreement.

         SECTION 13.  CONFIDENTIALITY

         The Distributor agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that the Distributor may:

         (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

         (b) upon notice to the Trust, but not if the Trust objects, provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

         (c) release such other information as approved by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Distributor is advised by counsel

                                     -B13-
that it may be exposed to civil or criminal contempt proceedings for failure to release the information (provided, however, that the Distributor shall seek the approval of the Trust as promptly as possible so as to enable the Trust to pursue such legal or other action as it may desire to prevent the release of such information) or when so requested by the Trust.

         SECTION 14.  DISASTER RECOVERY

         The Distributor shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for periodic backup of computer files and data with respect to the Trust and emergency use of electronic data processing equipment. In the event of equipment failures, the Distributor shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions. The Distributor shall have no liability with respect to the loss of data or service interruptions caused by equipment or software failure, provided such loss or interruption is not caused by the Distributor's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement and provided further that the Distributor has complied with the provisions of this
Section 14.

         SECTION 15.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective on the date hereof and, with respect to each new Fund or Class referred to in Section 12, on the date on which the Trust's Registration Statement relating to the Shares of such Fund or Class becomes effective.

         (b) This Agreement shall continue in effect with respect to the Trust until May 1, 2003, and thereafter shall continue in effect until terminated; provided, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of trustees of the Trust (x) who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust) and (y) with respect to each Class of a Fund for which there is an effective Plan, who do not have any direct or indirect financial interest in any such Plan applicable to the Class or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on such approval.

         (c) This Agreement may be terminated at any time with respect to a Fund, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund or, with respect to each Class of a Fund for which there is an effective Plan, a majority of trustees of the Trust who do not have any direct or indirect financial interest in any such Plan or in any agreements related to the Plan, on sixty (60) days' written notice to the Distributor or (ii) by the Distributor on sixty (60) days' written notice to the Trust.

         (e) This Agreement shall automatically terminate upon its assignment and upon the termination of the Distributor's membership in the NASD. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

                                     -B14-

         (f) If the Trust shall not file a Required Amendment within fifteen days following receipt of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement immediately.

         (g) The obligations of Sections 5(d), 6(d), 8, 9 and 10 shall survive any termination of this Agreement.

         SECTION 16.  ACTIVITIES OF THE DISTRIBUTOR

         Except to the extent necessary to perform the Distributor's obligations hereunder, nothing herein shall be deemed to limit or restrict the Distributor's right, or the right of any of the Distributor's employees, agents, officers or directors who may also be a trustee, officer or employee of the Trust, or affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 17.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The trustees, officers, employees and agents of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and the Distributor agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which its rights or claims relate in settlement of such rights or claims, and not to the trustees, officers, employees and agents of the Trust or the shareholders of the Funds.

         SECTION 18.  MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) Except for Appendix A to add new Funds or Classes in accordance with Section 12, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

                                     -B15-

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both parties and Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i) Nothing contained in this Agreement is intended to or shall require the Distributor, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

         (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (k) No affiliated person, employee, agent, officer or director of the Distributor shall be liable at law or in equity for the Distributor's obligations under this Agreement.

         (l)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.


                                     -B16-

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                    ARK FUNDS


                                    By:      /S/ MICHELE DALTON
                                       -----------------------------------------
                                             Name:        Michele Dalton
                                             Title:       Vice President


                                    ARK FUNDS DISTRIBUTORS, LLC


                                    By:      /S/ JOHN Y. KEFFER
                                       -----------------------------------------
                                             Name:        John Y. Keffer
                                             Title:       President


                                     -B17-

                                 AMENDMENT NO. 1
                           DATED AS OF JANUARY 1, 2002
                                       TO
                    DISTRIBUTION AGREEMENT (THE "AGREEMENT")
                                     BETWEEN
                             ARK FUNDS (THE "TRUST")
                                       AND
                 ARK FUNDS DISTRIBUTORS, LLC (THE "DISTRIBUTOR")


         WHEREAS, the Distributor desires to, and the Trust agrees to allow the Distributor to, transfer its rights to receive (i) the Distribution Fee (as defined in the Amended and Restated Distribution and Shareholder Services Plan for the ARK Funds: Retail Class B (the "Plan") attached hereto as EXHIBIT A) and/or (ii) contingent deferred sales charges to a financing party in order to raise funds to cover distribution expenditures, on the terms and conditions set forth herein;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Distributor hereby agree as follows:

1. DEFINITIONS. Capitalized terns used but not defined herein or in the recitals hereof shall have the meanings assigned thereto in the Agreement.

2. EFFECT AND EFFECTIVENESS. In the event there is any conflict between the Agreement and the Amendment No. 1, the terms of this Amendment No. 1 shall control. This Amendment No. 1 shall not be effective until it is approved by the Board of Trustees of the Trust.

3. FEES. In consideration of its services as Distributor for the Trust under the Agreement with respect to those Funds subject to the Plan (as amended from time to time) that offer Retail Class B shares (the "Applicable Funds"), each Applicable Fund shall pay to the Distributor (or its designee or transferee) the Distributor's Allocable Portion of the Distribution Fee in respect of the Retail Class B shares of the Applicable Fund.

         For purposes hereof, the Distributor's "Allocable Portion" of the Distribution Fee in respect of Retail Class B shares of an Applicable Fund shall be calculated as follows:

         (i)  Unless  or  until  the  Fund  uses a  distributor  other  than the
Distributor  with  respect  to  such  Retail  Class  B  shares,   100%  of  such
Distribution Fee; and

         (ii) At any time after the Applicable Fund uses a distributor other than the Distributor, the portion of the Distribution Fee attributable to (A) Retail Class B shares of the Applicable Fund sold by the Distributor ("Commission Shares"), plus (B) Retail Class B shares of the Applicable Fund issued in connection with the exchange of Commission Shares of another Applicable Fund, plus (C) Retail Class B shares of the Applicable Fund issued in connection with the reinvestment of dividends and capital gains.

         The Distributor's Allocable Portion of the Distribution Fee respecting the Retail Class B shares of an Applicable Fund and the contingent deferred sales charges arising in respect of such Retail Class B shares taken into account in computing the Distributor's Allocable Portion shall be limited under NASD Conduct Rule 2830(b) and (d) or other applicable regulations of the National Association of Securities Dealers, Inc. (the "NASD") as if the Retail Class B shares taken into account in computing the Distributor's Allocable Portion themselves constituted a separate class of shares of the Fund.

         With respect to any Applicable Fund, the services rendered by the Distributor for which the Distributor is entitled to receive the Distributor's Allocable Portion of the Distribution Fee shall be deemed to have been completed at the time of the initial purchase of the Retail Class B shares of such Applicable Fund sold by the Distributor taken into account in computing the Distributor's Allocable Portion. Notwithstanding anything herein to the contrary, the Distributor shall be paid its Allocable Portion of the Distribution Fee notwithstanding the Distributor's termination as distributor of the Retail Class B shares of the Applicable Fund, or any termination of this Amendment No. 1 to the Agreement other than in connection with a Complete Termination (as defined in the Plan) of the Plan as in effect on the date of execution of this Amendment. Except as provided in the preceding sentence, the obligation of the Trust with respect to each Applicable Fund to pay the Distribution Fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than the Distributor's rights to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of the Distributor).

4. REPURCHASE OF SHARES. The Trust on behalf of each Applicable Fund will pay to the Distributor (or its designee or transferee) in addition to the fees with respect to the Retail Class B shares of each Applicable Fund set forth in
Section 3 hereof, any contingent deferred sales charge imposed on repurchases of Retail Class B shares of each Applicable Fund upon the terms and conditions set forth in the then current prospectus of such Fund. Notwithstanding anything to the contrary herein, the Distributor shall be paid such contingent deferred sales charges in respect of such Retail Class B shares taken into account in computing the Distributor's Allocable Portion of the Distribution Fee even if the Distributor is terminated as general distributor of such Retail Class B shares or in the event of any termination of the Agreement other than in connection with a Complete Termination of the Plan as in effect on the date of execution of this Amendment No. 1. The Trust's obligation to remit such contingent deferred sales charges to the Distributor shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than the Distributor's right to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of the Distributor). The Trust will not waive any contingent deferred sales charge for Retail Class B shares of any Applicable Fund except under the circumstances set forth in the Applicable Fund's prospectus dated August 31, 2001, without the consent of the Distributor (or, if rights to payment have been transferred, the transferee).

5. PAYMENTS TO DISTRIBUTOR'S TRANSFEREES. The Distributor may transfer the right to payments under this Amendment No. 1 and the Agreement (but not its obligations hereunder and thereunder) in order to raise funds to cover distribution expenditures related to the Retail Class B shares of any Applicable Fund. In connection with the foregoing, the Trust is authorized to pay all or a part of the Distribution Fee and or contingent deferred sales charges in respect of such Retail Class B shares directly to such transferee as directed by the Distributor.

6. CHANGES IN COMPUTATION OF FEE, ETC. As long as the Plan is in effect, the Trust shall not change the manner in which the Distribution Fee is computed (except as may be required by a change in applicable law or a change in accounting policy adopted by the Investment Companies Committee of the American Institute of Certified Public Accountants and approved by Financial Accounting Standards Board that results in a determination by the Trust's independent accountants that any of the sales charges in respect of an Applicable Fund, which are not contingent deferred sales charges and which are not yet due and payable, must be accounted for by such Fund as a liability in accordance with
GAAP).

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                    ARK FUNDS


                                    By:      /S/ MICHELE DALTON
                                       -----------------------------------------
                                             Name:        Michele Dalton
                                             Title:       Vice President


                                    ARK FUNDS DISTRIBUTORS, LLC


                                    By:      /S/ JOHN Y. KEFFER
                                       -----------------------------------------
                                             Name:      John Y. Keffer
                                             Title:     President

                                    ARK FUNDS
                             DISTRIBUTION AGREEMENT

                                   APPENDIX A

                                            SHAREHOLDER  INSTITUTIONAL  DISTRIBUTION     CLASS A    DISTRIBUTION   SHAREHOLDER
                            INSTITUTIONAL  SERVICE FEES        II           AND                         FEES      SERVICE FEES
                                                                        SHAREHOLDER
                                                                        SERVICE FEES

Money Market Port.                X            0.15%           X           0.15%            X           0.25%         0.15%
U.S. Govt. Money Market           X            0.15%           X           0.15%            X           0.25%         0.15%
U.S. Treas. Money MKT.            X            0.15%           X           0.15%            X           0.25%         0.15%
Tax-Free Money MKT.               X            0.15%           X           0.15%            X           0.25%         0.15%
Pennsylvania Tax-Free             X            0.15%           X           0.15%
Money MKT.
Short-Term Treasury               X            0.15%                                        X           0.40%         0.15%
Short-Term Bond                   X            0.15%
U.S. Gov't Bond                   X            0.15%                                        X           0.30%         0.15%
Interm. Fixed Income              X            0.15%
Income                            X            0.15%                                        X           0.30%         0.15%
Maryland Tax -Free                X            0.15%                                        X           0.30%         0.15%
Pennsylvania Tax-Free             X            0.15%                                        X           0.30%         0.15%
Balanced                          X            0.15%                                        X           0.40%         0.15%
Equity Income                     X            0.15%                                        X           0.40%         0.15%
Value Equity                      X            0.15%                                        X           0.40%         0.15%
Equity Index                      X            0.15%                                        X           0.40%         0.15%
Blue Chip Equity                  X            0.15%                                        X           0.55%         0.15%
Capital Growth                    X            0.15%                                        X           0.40%         0.15%
Mid-Cap Equity                    X            0.15%                                        X           0.40%         0.15%
Small-Cap Equity                  X            0.15%                                        X           0.40%         0.15%
Int'l Equity                      X            0.15%                                        X           0.40%         0.15%
Emerging Markets                                                                            X           0.40%         0.15%
Social Issues Intermediate        X
    Fixed Income
Social Issues Blue Chip           X
    Equity
Social Issues Capital             X
    Growth
Social Issues Small Cap           X
    Equity
Conservative Strategy                                                                       X
Moderate Strategy                                                                           X
Aggressive Strategy                                                                         X

TOTAL                             25                           5                           22


                                      A-1




                               CLASS B     DISTRIBUTION   SHAREHOLDER     CLASS C     DISTRIBUTION
                                               FEES      SERVICE FEES                     FEES

Money Market Port.                X*           0.75%         0.25%
Income                            X            0.75%         0.25%
Maryland Tax -Free                X            0.75%         0.25%
Pennsylvania Tax-Free             X            0.75%         0.25%
Balanced                          X            0.75%         0.25%
Value Equity                      X            0.75%         0.25%
Blue Chip Equity                  X            0.75%         0.25%
Capital Growth                    X            0.75%         0.25%
Small-Cap Equity                  X            0.75%         0.25%           X            1.00%

TOTAL                             9
* For exchange purposes only




                                                         DISTRIBUTION                 DISTRIBUTION
CASH MANAGEMENT FUNDS                                         AND                          AND
                                                          SHAREHOLDER  CORPORATE III   SHAREHOLDER
                              CORPORATE    CORPORATE II  SERVICE FEES                 SERVICE FEES

U.S. Government Cash              X              X           0.25%           X            0.40%
    Management Money
    Market
U.S. Prime Cash                   X              X           0.25%           X            0.40%
    Management Money
    Market
U.S. Treasury Cash                               X           0.25%           X            0.40%
    Management Money
    Market
Tax-Free Cash                                                                X            0.40%
    Management Money
    Market

TOTAL                             2              3                           4




                                      A-2